                                                                    EXHIBIT 10.1

                             Co-operation Agreement

This Co-operation Agreement (hereinafter referred to as the "AGREEMENT") is made by and between

Consors Discount-Broker AG (hereinafter referred to as "ConSors"), with its principal place of business at Johannesgasse 20, 90402 Nurenberg, Germany

and

Web Street Securities, Inc. (hereinafter referred to as "Web Street"), with its principal place of business at 510 Lake Cook Road - 4th Floor, Deerfield, IL 6001, U.S.A.

("ConSors" and "Web Street" are also hereinafter referred to as "PARTY/PARTIES", as the context requires)

                                    RECITALS

WHEREAS Web Street is one of the premier On-line brokerage firms in the U.S.A. with substantial experience and reputation and ConSors is one of the premier On-line brokerage firms in Europe; and

WHEREAS ConSors wishes to offer its customers the facilities to trade U.S. equities and options and Web Street has the technological and professional skills to assist this wish; and

WHEREAS to that end, the PARTIES desire to grant each other appropriate rights and to undertake appropriate obligations as set forth herein.

THEREFORE, in consideration of the mutual promises and covenants set forth below, ConSors and Web Street agree as follows:

Article I - Definitions

1.1       TERRITORY

          "TERRITORY" shall mean Germany, France, Switzerland, Austria, Italy, Spain and Luxembourg.

1.2       ConSors CUSTOMER/S

          "ConSors CUSTOMER/S" refers to all individuals residing in the TERRITORY who have opened an account with Web Street.

1.3       MARGIN LOSS

          "MARGIN LOSS" shall mean any and all uncollected debits of ConSors CUSTOMERS.

1.4       Web Street MARKS

          "Web Street MARKS" shall mean all intellectual property rights in the name Web Street and variations thereof, including but not limited to registered and unregistered Trademarks and the copyrightable expressions therein.

1.5       Web Street MATERIALS

          "Web Street MATERIALS" shall mean all forms, advertising and promotional materials of Web Street.

1.6       EFFECTIVE DATE

          "EFFECTIVE DATE" shall mean December 11, 1998.

1.7       EXPIRATION DATE

          "EXPIRATION DATE" shall mean January 31, 2003.

Article II - Brokerage Arrangement

2.1 ConSors will work jointly with Web Street in establishing a unique destination on ConSors' web site--ConSors-WebStreet.com--which will be a co-branded site including translations into German. The site design will be completed by ConSors, with final approval by Web Street; and the co-branded portion of the site will be housed with Web Street utilizing Web Street's servers.

2.2 ConSors will direct all of its customers desiring to trade U.S. equities or options through Web Street to Web Street, and, in turn, Web Street will notify its existing customers residing in the TERRITORY about the ConSors-WebStreet.com site and will inform all prospective customers residing in the TERRITORY about the option of opening a Web Street account via this site (e.g. by hyperlinking, e-mail, etc.).

2.3 The PARTIES will negotiate in good faith with respect to adding other countries to the TERRITORY.

Article III - Establishment of ConSors CUSTOMER Accounts

3.1 On or after the Effective Date, ConSors CUSTOMERS will procure and submit to Web Street Web Street's account application (with required signature(s)) and standard arbitration agreement and other paperwork customarily required of Web Street customers. ConSors CUSTOMERS will complete and submit to Web Street any other paperwork reasonably required by Web Street including, without limitation, I.R.S. Forms W-8 and W-9 (where applicable), and other documentation which may be incidental to the foreign national status of a Web Street customer. It is understood that ConSors CUSTOMERS will not have trading authority until all documentation and paperwork required as set forth above has been satisfactorily completed and received by Web Street, in its sole discretion. For the avoidance of doubt, the Parties hereby confirm that the contractual relationship of ConSors CUSTOMERS trading equities, options and/or mutual funds (and other products/services from time to time offered by Web Street for trading) on U.S. markets under this Agreement will only be established through Web Street.

3.2 Web Street will promptly forward to ConSors a monthly list of all ConSors CUSTOMERS who opened a Web Street account.

Article IV - Maintenance of ConSors CUSTOMER Accounts; Commission Allocation

          ConSors CUSTOMER Accounts will be maintained according to the following procedures and protocols:

4.1 For ConSors CUSTOMERS desiring to fund their accounts by depositing German funds directly to ConSors. ConSors will maintain an internal account with Web Street in U.S. dollars solely for the purpose of funding such ConSors CUSTOMER accounts. For such ConSors CUSTOMER accounts, ConSors will notify Web Street by e-mail or fax to debit ConSors' internal Web Street account and credit the ConSors CUSTOMER's account.

4.2 Orders for trades made by ConSors CUSTOMERS shall be placed in any manner available to other Web Street customers, i.e., on-line (via the Internet) or by telephone through a Web Street trader. Orders received outside market hours (being 9:30 a.m. to 4:00 p.m. Eastern U.S. time) will be placed at the opening or as near the opening of the applicable market as is practicable the next business day.

4.3 ConSors CUSTOMERS will have access to all Web Street services (subject to any technological limitations beyond Web Street's control), including stock quotes, research, news and portfolio management capabilities, as well as 24 hours/day, 7 days/week telephone access to custom service representatives (see Exhibit A for a listing of Web Streeter features and resources available as of the date hereof).

4.4 All charges for ConSors CUSTOMERS account activity shall be made according to the Web Street commission schedule as in effect from time to time. Web Street will provide reasonable advance notice to ConSors of any changes to the commission schedule. (The commission schedule in effect at the date hereof is attached as Exhibit B.)

4.5 All ConSors CUSTOMERS will have the benefit of the same insurance coverage for loss due to broker-dealer or clearing corporation error as other Web Street customers, including SIPC insurance up to an aggregate of $500,000 ($100,000 cash and $400,000 securities). Additional such coverage which applies to Web Street customers as of the date hereof is set forth in the attached Exhibit C.

4.6 ConSors CUSTOMERS will have the ability to purchase options and to purchase securities on margin according to the same terms and conditions as other Web Street customers, subject only to Clearing Firm requirements. The Clearing Firm will be responsible for the extension of credit under Regulation T of the Federal Reserve and NASD
          Article III, Section 30, Appendix A. All margin calls issued to ConSors CUSTOMERS shall be met within twenty-four (24) hours.

4.7 The PARTIES hereto agree that any MARGIN LOSS shall be borne by Web Street only.

4.8 All notices and other written materials required or permitted to be prepared and submitted by ConSors or ConSors CUSTOMERS shall include complete and accurate English language versions or translations, as applicable and otherwise as required under U.S. Securities laws and regulations. Translations of originally English language documents into German (including the Web Street web site) shall be ***. ConSors shall be responsible for all printing, advertising and other marketing costs and expenses in the TERRITORY and ConSors shall be responsible for any errors in any such translation and shall indemnify and defend Web Street for all losses, costs, damages, etc, incurred by Web Street and arising from any such errors.


*** This information is omitted pursuant to a confidential treatment request filed with the SEC.

Article V - Clearing Functions

5.1 All clearing functions, including order tickets, time stamps, confirmations and statement generation shall be conducted by the Clearing Firm or such other clearing operation (including Web Street, should it become self-clearing) as Web Street may in its sole discretion designate.

5.2 Web Street will promptly forward to ConSors weekly Clearing Firm reports relating to transactions involving ConSors CUSTOMERS.

5.3 Web Street will promptly forward all confirmations to ConSors CUSTOMERS and will promptly forward to ConSors all monthly statements for ConSors CUSTOMERS accounts with activity and quarterly statements for all such accounts.

5.4 The Clearing Firm will be the "direct inquirer" for ConSors CUSTOMERS under Rule l7f-1 (Lost and Stolen Securities) as promulgated by the SEC under the Act.

5.5 The Clearing Firm shall be responsible for actions required in connection with dividends, interest, redemptions, tenders, exchanges or warrant offers for all ConSors CUSTOMER accounts.

5.6 It is understood and agreed that all transactions conducted pursuant to this AGREEMENT will take place and be denominated in U.S. currency. Web Street shall not have any responsibility for currency losses incurred by ConSors or any ConSors CUSTOMER resulting from the repatriation of funds to the Territory or for any other reason.

5.7 Other than in the case of Web Street becoming self-clearing, ConSors waives any claim it may have against Web Street, its officers, directors, shareholders, employees, agents, successors in interest and legal representatives for loss or damage resulting from any Clearing Firm errors or omissions; provided that such claim does not arise solely by reason of the negligence of Web Street, and provided that

 .         Web Street agrees to devote its best efforts to resolving all issues with the Clearing Firm (including market makers) to the satisfaction of the ConSors CUSTOMER, and

 .         Web Street cooperates in any legal action taken by ConSors CUSTOMERS against the Clearing Firm resulting from any clearing company errors or omissions, and

 .         Web Street assigns all claims it may have against the clearing company for such errors and omissions to the ConSors CUSTOMERS affected by the error or omission.

Article VI - Responsibilities of the PARTIES

6.1 ConSors will forward to Web Street all completed new account documentation (including new account agreements, margin agreements, option agreements, and Forms W-8 and W-9 (where applicable) which have been submitted to ConSors or ConSors CUSTOMERS.

6.2 ConSors will provide Web Street copies of any complaints received by ConSors that relate to the Clearing Firm or Web Street within twenty-four hours after receipt.

6.3 Web Street will answer or seek diligently to obtain answers and to comply with ConSors CUSTOMER complaints related to the Clearing Firm or Web Street.

6.4 ConSors will furnish its customers with the required prospectus, when applicable, including supplements, amendments, option prospectus and disclosure documents, and when making sales of underwriting securities shall comply with all NASD rules.

6.5 Web Street acknowledges and agrees that ConSors will have no responsibility for any customer losses and damages attributable to Web Street system failures or outages. ConSors will notify Web Street promptly of claims against ConSors arising out of such system failures or outages and Web Street will indemnify ConSors against any payments required to be made to the claimant and all liabilities, costs and expenses incurred by ConSors in the course of the defense and settlement of such claim.

ARTICLE VII - Remuneration

7.1 For the obligations of ConSors as set forth herein, ConSors shall receive a remuneration in the amount as agreed upon in the attached Exhibit D.

ARTICLE VIII - Marketing

Web Street hereby grants a royalty-free license to ConSors to use, reproduces and display the Web Street MARKS, as follows:

8.1 The grant of license shall be co-terminous with the term of this AGREEMENT.

8.2 The grant of license shall be non-exclusive regarding the use of the Web Street MARKS by Web Street in the TERRITORY. No use of the Web Street MARKS in the TERRITORY by other licensees than ConSors is contemplated or agreed to. ConSors agrees not to use the Web Street MARKS outside the TERRITORY. The possibility to access ConSors' web site or the co-branded web site--ConSors-WebStreet.com--outside the TERRITORY shall not be considered as a use of the Web Street MARKS by ConSors outside the TERRITORY.

8.3 Included in the grant of license herein is the right to use Web Street MATERIALS in the TERRITORY.

8.4 ConSors will provide and be responsible for all translations into German (or any other language indigenous to a country or part thereof within the TERRITORY) of Web Street MATERIALS. ConSors will provide Web Street with copies of all Web Street MATERIALS used by ConSors; and ConSors will obtain Web Street's advance written approval of ConSors' uses of any Web Street Mark and/or Web Street MATERIALS. ConSors shall indemnify Web Street for any liability, claims, obligations, suits, causes of actions, and expenses, including but not limited to reasonable legal fees, arising directly or indirectly from or in connection with errors in translations of Web Street MATERIALS. Vice versa Web Street shall indemnify ConSors for any liability, claims, obligations, suits, causes of actions, and the like brought forward against ConSors, same as expenses, including but not limited to reasonable legal fees, arising directly or indirectly from or in connection with the use of any Web Street MARK and or Web Street MATERIALS in the Territory.

Article IX - Governing Law and Arbitration

9.1 The AGREEMENT shall be governed by and construed in accordance with the laws of Switzerland.

9.2 Whenever a controversy should arise between the PARTIES arising out of or relating to the AGREEMENT, including but not limited to the conclusion, construction, application, interpretation or termination of the AGREEMENT and the rights and obligations of the PARTIES deriving therefrom, the PARTIES shall apply their best endeavors to settle such controversy in an amicable manner.

9.3 In the event the PARTIES should be unable to reach a mutual understanding on any controversy within a period of 60 (sixty) days from the date of written invitation by either PARTY to enter into discussions on a particular issue, the PARTIES agree that any dispute arising out of or in connection with this AGREEMENT, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one or three as reasonably determined by the London Court of International Arbitration. The seat, or legal place, of arbitration shall be London, England. The language to be used in the arbitral proceedings shall be English. With respect to the provisions of Sections 10.2 and 10.3, the 60 (sixty) days provided for in this
          Section 9.3 above may be bypassed in the event of the assertion by either party of a "substantial breach" or "exceptional circumstances", but the arbitration procedure itself may not be avoided by virtue of such an assertion. Each PARTY shall, in any event, have a reasonable period of time within which to cure any violation or alleged violation of this AGREEMENT after receiving notice thereof from the other PARTY.

Article X - Term and Termination

10.1 The AGREEMENT shall become effective on the EFFECTIVE DATE and shall continue in full force and effect until the EXPIRATION DATE unless terminated as specified below. It is understood and agreed that the AGREEMENT shall expire automatically on this EXPIRATION DATE.

10.2 Subject to the terms of Section 9.3 hereof, each PARTY may terminate the AGREEMENT with immediate effect, by notice given in writing by means of communications ensuring evidence and date of receipt (e.g. registered mail with return receipt, special courier), in case of a substantial breach by the other PARTY of the obligations arising out of the AGREEMENT, or in case of exceptional circumstances justifying the termination. The PARTIES each covenant and agree that any assertion of "substantial breach" or "exceptional circumstances" will be made only after diligent review of the circumstances involved, and in good faith.

10.3 Any failure by a PARTY to carry out all or part of its obligations under the AGREEMENT resulting in such detriment to the other PARTY as to substantially deprive such other PARTY of what it is entitled to expect under the AGREEMENT, shall be considered as a substantial breach for the purpose of Article 10.2, above. Circumstances in which it would be unreasonable to require the terminating PARTY to continue to be bound by the AGREEMENT shall be considered as exceptional circumstances for the purpose of Article 10.2, above.

10.4 Furthermore, the PARTIES agree that the following situations, in particular but not limited hereto, shall be considered as exceptional circumstances that justify the termination by the other PARTY as set forth in Article 10.2 above: bankruptcy, moratorium, receivership, or liquidation that is not stayed by order of court within 60 (sixty) days.

Article XI - Effect of Expiration or Termination

11.1 In the event of expiration or termination of the AGREEMENT in accordance with Article X, the PARTIES will assist each other and the Clearing Firm in making an orderly transition. The PARTIES shall pay all amounts owed to the other or to the Clearing Firm.

11.2 The expiration or termination of the AGREEMENT shall not affect Web Street's ongoing obligation to pay the consideration as agreed upon herein and in Exhibit D for ConSors CUSTOMERS who open a Web Street account during the term of the AGREEMENT as long as, and for as long as, ConSors continues to provide customer service to such CUSTOMERS at a level equivalent to that which is provided during the term of this AGREEMENT.

11.3 Promptly following expiration or termination of the AGREEMENT the PARTIES shall cease and thereafter refrain from using the internet domains ConSors-WebStreet.com, Webstreet-Consors.com,
          Webstreet-Consors.de and ConSors-Webstreet.de.

Article XII - Miscellaneous

12.1 Binding Effect: This AGREEMENT shall be binding upon and inure to the benefit of the PARTIES hereto, their legal representatives, successors in interest and permitted assigns.

12.2 Assignment: Because of the personal nature of the performance hereunder, the PARTIES agree that the rights, obligations, and performances required hereunder shall not be transferred or assigned without the express written consent of the PARTIES hereto.

12.3 Notices: All notices required or permitted under this AGREEMENT shall be in writing and personally delivered or sent by facsimile transmission as follows:

            If to Web Street at:      c/o Stuart A. Cohn
                                      Web Street Securities, Inc.
                                      510 Lake Cook Road - 4th Floor
                                      Deerfield, IL  60015
                                      Facsimile  (847) 267-9295

            If to ConSors at:         c/o Achim Feige
                                      ConSors
                                      Johannesgasse 20
                                      90402 Nurnberg
                                      Germany
                                      Facsimile:  (09 11) 24 70 209

          or such other address as either PARTY may from time to time designate to the other by notice duly given.

12.4 Survival: The provisions of the AGREEMENT which by their sense and context are meant to survive expiration or termination of the AGREEMENT, including without limitation Articles 4.7, 4.8, 5.2, 5.7, 6.3, 6.5, 7.1, 8.4, 11.2 and 11.3 and this provision shall so survive.

12.5 Entire AGREEMENT; Amendment: This AGREEMENT contains the entire understanding of the PARTIES, and supercedes any prior agreements or understandings, with respect to the transactions contemplated by this AGREEMENT. This AGREEMENT may be amended only with the express written consent of the PARTIES hereto. This shall equally apply to any change or amendment of this provision.

12.6 Partial Invalidity. In the event any part or parts of this AGREEMENT are found to be invalid, illegal or unenforceable in any respect, it is the intent of the PARTIES that a court so finding shall revise or modify the provisions hereof found to be invalid, illegal or unenforceable, and the remaining provisions hereof shall nevertheless be valid and binding with the same force and effect as if the invalid, illegal or unenforceable part or parts were originally deleted.

12.7 Waivers. Any term or provision of this AGREEMENT may be waived, or the time for its performance may be extended, by the PARTY or PARTIES entitled to the benefit thereof. The failure of any PARTY hereto to enforce at any time any provision of this AGREEMENT shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this AGREEMENT or any part hereof or the right of any PARTY thereafter to enforce each and every such provision. No waiver of any breach of this AGREEMENT shall be held to constitute a waiver of any other or subsequent breach.

12.8 Expenses: Each PARTY hereto will pay all of its own costs and expenses incident to its negotiation and preparation of this AGREEMENT and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

12.9 Multiple Counterparts: This AGREEMENT may be signed in two or more counterparts, each of which shall be deemed an original hereof, and all of which taken together shall be considered one and the same instrument.

12.10 NO Authority to Bind: Neither Web Street nor ConSors shall have the authority to bind the other, other than as expressly provided for herein.

          If the foregoing accurately reflects the agreement and understanding of the PARTIES, please so indicate by signing below.

Nuremberg, 01/17/2000                           Deerfield, IL,______________
------------------------------                  For Web Street Securities, Inc.
For ConSors Discount-Broker AG


/s/ Achim Feige                                  /s/ Joseph J. Fox
------------------------------                  ------------------------------
Achim Feige                                     Name: Joseph J. Fox
Managing Director                               Position: President

                                    EXHIBIT A

                           Web Street Securities, Inc.

                                    Features

|_|A real-time trading pit to monitor stocks, options and mutual funds and check balances and positions;
                                       |_|
       |_|Instantaneous (6 - 10 seconds) executions on most market orders;
                                       |_|
                  |_|Online "pop-up" and mailed confirmations;
                                       |_|
                        |_|Flat $14.95 per online trade;
                                       |_|
 |_|Free online trades of 1,000 or more NASDAQ shares of more than $2 per share;
                                       |_|
 |_|Free (not real-time) monitoring of 10 separate Watchlists of up to 10 positions each;
                                       |_|
|_|FREE Baseline company profiles that include company histories, market trends and individual stock movements;
                                       |_|
                  |_|FREE Real Time balances and positions; and
                                       |_|
                |_|Optional Live Self Updating Real Time Quotes.

EXHIBIT B

WEB STREET SECURITIES, Inc.

Commission Schedule
--------------------------------------------------------------------------------
TRADES EXECUTED VIA THE INTERNET
--------------------------------------------------------------------------------
Any listed stock trade, any size                            $14.95
--------------------------------------------------------------------------------
NASDAQ Stock Trade under 1,000 shares                       $14.95
--------------------------------------------------------------------------------
NASDAQ Stock Trades 1,000 shares or more*                   FREE
--------------------------------------------------------------------------------
Equity and Index Options                                    $14.95 plus
                                                            $1.75 per contact
--------------------------------------------------------------------------------
Mutual Funds Transaction                                    $25.00
--------------------------------------------------------------------------------
*On stocks trading over $2.00 per share. For stocks trading $2.00 and under per share, $14.95.
--------------------------------------------------------------------------------
TRADES EXECUTED VIA A LIVE REPRESENTATIVE
--------------------------------------------------------------------------------
Any listed stock trade, any size                            $24.95
--------------------------------------------------------------------------------
NASDAQ Stock Trade under 1,000 shares **                    $24.95
--------------------------------------------------------------------------------
NASDAQ Stock Trades 1,000 shares** or more                  $24.95
--------------------------------------------------------------------------------
Equity and Index Options                                    $24.95 plus
                                                            $1.75 per contract
--------------------------------------------------------------------------------
Mutual Funds Transaction                                    $25.00
--------------------------------------------------------------------------------
Bonds - government, municipals, corporate                   Contact a Web Street
                                                            Account Executive
                                                            for pricing
--------------------------------------------------------------------------------
**On stocks trading over $2.00 per share. For stocks trading $2.00 and under per share, $24.95 plus one cent per share.
--------------------------------------------------------------------------------
MARGIN RATES
--------------------------------------------------------------------------------
0 - 4,999                                                   2% above broker call
--------------------------------------------------------------------------------
5,000 - 9,999                                               1 3/4% above  broker
                                                            call
--------------------------------------------------------------------------------
10,000 - 14,999                                             1 1/2% above  broker
                                                            call
--------------------------------------------------------------------------------
15,000 - 19,999                                             1 1/4% above  broker
                                                            call
--------------------------------------------------------------------------------
20,000 - 24,999                                             1% above broker call
--------------------------------------------------------------------------------
25,000 and higher                                           3/4%  above   broker
                                                            call*
--------------------------------------------------------------------------------
Broker call as quoted in Wall Street Journal
--------------------------------------------------------------------------------
                        *over $100,000 rate is negotiable

CURRENT AS OF 1.12.00 - SUBJECT TO CHANGE

                                    EXHIBIT C

                           Web Street Securities, Inc.

                               Insurance Coverage

     Web Street is a member of SIPC (Securities Investor's Protection Corporation). SIPC insures the first $500,000 of each customer account ($100,000 cash; $400,000 securities). Individual accounts are additionally protected by Web Street Securities, currently through coverage provided by Asset Guaranty Corporation, up to $99.5 million.

EXHIBIT D

                           WEB Street Securities, Inc.

Ticket Charges - Web Street currently pays to U.S. Clearing a charge of US $8.50 for the clearing of any size equity transaction. This includes both market and limit orders. Web Street currently pays to U.S. Clearing a charge of US $8.50 plus an additional US $1.25 contract for all options transactions.

Transaction Revenues - Web Street charges US $14.95 commission on all equity transactions. Web Street charges no commission on NASDAQ trades of 1,000 or more if the stock is priced over US $2.00. Both market and limit orders. Web Street charges US $14.95 plus US $1.75 per contract on option trades.

Order Flow Rebates - Web Street currently receives the following rebates on NASDAQ stock trades (which rebates may from time to time change as a result of market conditions):

     US $0.25 per share on NASDAQ stock priced over US $2.00. US $.01 per share on NASDAQ stock priced US $1.01 to US $2.00.

Consideration - ConSors will receive a consideration for the performance of the obligation of this AGREEMENT in the amount of *** of the sum consisting of both:

     Total Transaction Revenues plus then applicable Order Flow Rebates less Ticket Charges;

and

     Net interest income earned on all Web Street-ConSors accounts from margin balances as well as free credit balances, and net interest income earned on money market account balances.

The consideration shall be paid to an account identified by ConSors, no later than the 15th calendar day following the close of the "trading month." The "trading month" ends on the Tuesday preceding the last Friday of each calendar month.


*** This information is omitted pursuant to a confidential treatment request filed with the SEC.